Exhibit 99.1

FOR IMMEDIATE RELEASE

HEIDRICK & STRUGGLES MOVES UP RELEASE OF ITS FIRST QUARTER 2016 RESULTS

AND CONFERENCE CALL TO MONDAY, APRIL 25, 2016

CHICAGO – April 22, 2016 - Heidrick & Struggles International, Inc. (Nasdaq: HSII), a premier provider of senior-level Executive Search, Leadership Consulting and Culture Shaping services globally, today announced that it will release first quarter 2016 financial results for the period ended March 31, 2016, on Monday, April 25, 2016 instead of Tuesday, April 26, 2016 as announced earlier in the week.

A news release will be issued after the close of the Nasdaq Market on April 25, followed by a conference call at 5:00 pm ET, 4:00 pm CT. The call will last approximately one hour and will include remarks by the company’s senior management and a question and answer session. The conference call and accompanying slides will be publicly available via live webcast from the investor relations section of the Heidrick & Struggles website at www.heidrick.com. The webcast will be available for replay at the same address approximately two hours following its conclusion.

About Heidrick & Struggles International, Inc.

Heidrick & Struggles (Nasdaq: HSII) serves the executive talent and leadership needs of the world’s top organizations as a premier provider of leadership consulting, culture shaping and senior-level executive search services. Heidrick & Struggles pioneered the profession of executive search more than 60 years ago. Today, the firm serves as a trusted advisor, providing integrated leadership solutions and helping its clients change the world, one leadership team at a time.www.heidrick.com

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H&S Investors & Analysts Contact:

Julie Creed - Vice President, Investor Relations & Real Estate:

1 312 496 1774, jcreed@heidrick.com